NAVY COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
BETWEEN
NMRC AND BIOPURE CORPORATION
AGREEMENT TITLE: Restore Effective SUrvival in Shock (RESUS)
AGREEMENT NUMBER: NCRADA-NMRC– 03 – 1497
AGREEMENT ADMINISTRATORS:

NMRC
Technology Transfer Office:	Dr. Charles Schlagel
Director, Office of Technology Transfer
Naval Medical Research Center
Silver Spring, MD 20910-7500
Tel: 301-319-7428, Fax: 301-319-7432

Principal Investigator:	Daniel Freilich, CDR, MC, USNR
Head, Hematomimetics Program
Naval Medical Research Center
Combat Casualty Directorate
503 Robert Grant Avenue
Silver Spring, MD 20910-7500
Tel: 301-319-7152, Fax: 301-319-7486

BIOPURE CORPORATION
Preferred Contact:	L. Bruce Pearce, Ph.D
Director
Pharmacology & Physiology
Biopure Corporation
11 Hurley Street
Cambridge, MA 02141
Tel: 617-234-6535, Fax: 617-234-6850

Legal Counsel:
Jane Kober Senior Vice President General Counsel, Secretary Biopure Corporation 11 Hurley Street Cambridge, MA 02141 Tel: 617-234-6511, Fax: 617-234-6507

Principal Investigator:	L. Bruce Pearce, Ph.D
Director
Pharmacology & Physiology
Biopure Corporation
11 Hurley street
Cambridge, MA 02141
Tel: 617-234-6535, Fax: 617-234-6850

i

TABLE OF CONTENTS
PREAMBLE

Article 1.	DEFINITIONS
1.1	“Agreement”
1.2	“Classified Information”
1.3	“Collaborator”
1.4	“Controlled Unclassified Information (CUI)”
1.5	“Cooperative Work”
1.6	“Data”
1.7	“Effective Date”
1.8	“Exclusive License”
1.9	“Government”
1.10	“Government Purpose Rights”
1.11	“HBOC”
1.12	“Information”
1.13	“Intellectual Property”
1.14	“Invention”
1.15	“Invention Disclosure”
1.16	“Made”
1.17	“Militarily Critical Technologies (MCT)”
1.18	“Non-Subject Data”
1.19	“Non-Subject Invention”
1.20	“Patent Application”
1.21	“Principal Investigator (PI)”
1.22	“Proprietary Information”
1.23	“Restricted Access Information”
1.24	“Subject Data”
1.25	“Subject Invention”
1.26	“Tangible Property”
1.27	“Unlimited Rights”

Article 2.	OBJECTIVES

Article 3.	RESPONSIBILITIES

3.1	NMRC Personnel and Facilities
3.2	BIOPURE Personnel and Facilities
3.3	Security Regulations and Directives

Article 4.	REPRESENTATIONS AND WARRANTIES

4.1	NMRC’s Representations and Warranties
4.2	BIOPURE’s Representations and Warranties
4.3	Joint Representations

Article 5.	FUNDING

5.1	Payment Schedule
5.2	Accounting Records

Article 6.	REPORTS AND PUBLICATIONS

6.1	Interim Reports
6.2	Final Reports
6.3	Agreement to Confer Prior to Publication or Public Disclosure
6.4	Classified Information

Article 7.	INTELLECTUAL PROPERTY

7.1	Data
	7.1.1	General Provisions Applying to All Data
		7.1.1.1	Ownership
		7.1.1.2	No Implied License
		7.1.1.3	Marking of Data
			7.1.1.3.1	Data Provided With Less Than Unlimited Rights
			7.1.1.3.2	Data That are Proprietary Information or Restricted Access Information
			7.1.1.3.3	Data That are Subject to 35 USC 205
			7.1.1.3.4	Data That are Classified Information, CUI, MCT, or Otherwise Restricted
		7.1.1.4	Protection of Data
		7.1.1.5	Release of Data Under the Freedom of Information Act
	7.1.2	Subject Data
		7.1.2.1	Delivery of Requested Subject Data
		7.1.2.2	Rights in Subject Data
	7.1.3	Rights in Non-Subject Data
7.2	Copyrights
	7.2.1	Copyright by BIOPURE
	7.2.2	Copyright License to the Government
	7.2.3	Copyright Statement
7.3	Trademarks and Service Marks
	7.3.1	Ownership of Trademarks and Service Marks
	7.3.2	Obligation of Employees to Report Trademarks and Service Marks
	7.3.3	Obligation of Collaborators to Notify Each Other
	7.3.4	Responsibility for Filing an Application for Trademark or Service Mark
	7.3.5	License to Use Trademark or Service Mark
7.4	Subject Inventions
	7.4.1	Obligation to Report Subject Inventions
		7.4.1.1	Collaborators’ Instruction to Employees
		7.4.1.2	Timely Invention Disclosure by Inventors
		7.4.1.3	Obligation to Provide Invention Disclosures to the Other Collaborator
	7.4.2	Determination of Subject Inventions
	7.4.3	Title to and Ownership of Subject Inventions
	7.4.4	Filing of Patent Applications
		7.4.4.1	Filing of Patent Applications on Solely Made Inventions
		7.4.4.2	Filing of Patent Applications on Jointly Made Inventions

		7.4.4.3	Preserving Intellectual Property Rights
		7.4.4.4	Filing Deadlines
		7.4.4.5	Copies and Inspection
			7.4.4.5.1	Copies of Prosecution Papers
			7.4.4.5.2	Access to Patent Application File and Right to Make Copies
		7.4.4.6	Rights of Inventors if the Collaborators Decline to File a Patent Application
	7.4.5	Nonexclusive License to Subject Inventions
		7.4.5.1	Nonexclusive License Grant
		7.4.5.2	Confirmatory Nonexclusive License Agreement
	7.4.6	Option for Exclusive License to Subject Inventions
	7.4.7	Limitation on Assignment of Licenses Granted Under This Agreement
	7.4.8	Termination of License Granted and Cancellation of Exclusive License Option to Subject Inventions
		7.4.8.1	Exclusive Licenses and Exclusive License Option
		7.4.8.2	Nonexclusive Licenses
7.5	Non-Subject Inventions
	7.5.1	Ownership of Non-Subject Inventions
	7.5.2	Rights Under Other Agreements
	7.5.3	No License to Non-Subject Inventions
7.6	Research License

Article 8.	TANGIBLE PROPERTY

8.1	Title to Preexisting Tangible Property
8.2	Tangible Property Purchased by Collaborators to Perform the Cooperative Work
8.3	Title to Developed Tangible Property
8.4	Tangible Property Operational and Disposition Costs
8.5	Disposal of Tangible Property

Article 9.	LIABILITY

9.1	Extent of Government Liability
9.2	Extent of BIOPURE Liability
9.3	Force Majeure

Article 10.	GENERAL PROVISIONS

10.1	Characteristics of the Agreement
	10.1.1	Entire Agreement
	10.1.2	Severability
	10.1.3	Interpretation of Headings
10.2	Agreement Between Collaborators
	10.2.1	Governing Laws
	10.2.2	Independent Parties/Entities
	10.2.3	Assignment /Subcontracting
		10.2.3.1	Third Parties
		10.2.3.2	Nontransfer
		10.2.3.3	Foreign Interference

	10.2.4	Disputes
		10.2.4.1	Settlement and Resolution
		10.2.4.2	Continuation of Cooperative Work
	10.2.5	Waivers
	10.2.6	Use of Name or Endorsements
10.3	Environment, Safety, and Health
10.4	Public Release of This Agreement

Article 11.	MODIFICATIONS AND NOTICES

11.1	Amendments
11.2	Termination
	11.2.1	Termination by Mutual Consent
	11.2.2	Unilateral Termination
11.3	Notices

Article 12.	SURVIVING PROVISIONS

Article 13.	DURATION

Article 14.	SIGNATURES

Appendix A	Statement of Work

Appendix B	Confirmatory License Agreement

Appendix C	Third Party Agreements

v

NAVY COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
BETWEEN
NMRC
AND
BIOPURE CORPORATION
PREAMBLE
Under authority of the U.S. Federal Technology Transfer Act of 1986 (Public Law 99-502, 20 October 1986, as amended), Naval Medical Research Center (NMRC), located at 503 Robert Grant Avenue, Silver Spring, MD 20910-7500, and BIOPURE CORPORATION (BIOPURE), whose corporate headquarters are located at 11 Hurley Street, Cambridge, MA 02141, enter into this Cooperative Research and Development Agreement (CRADA), which shall be binding upon the Collaborators and their assignees according to the terms and conditions hereof and for the term and duration set forth herein.
The U.S. Federal Technology Transfer Act of 1986, as amended, provides for making the expertise, capabilities, and technologies of U.S. Federal laboratories accessible to other Federal agencies; units of State or local government; industrial organizations (including corporations, partnerships and limited partnerships, and industrial development organizations); public and private foundations; nonprofit organizations (including universities); or other persons in order to improve the economic, environmental, and social well-being of the United States by stimulating utilization of U.S. Federally funded technology developments and/or capabilities.
NMRC has:
•	expertise and capabilities for the execution of pre-clinical HBOC studies
•	the capability, interest, and experience in conducting complex and international clinical trials that will facilitate the execution and completion of a pivotal civilian trauma clinical trial
•	authored the draft clinical protocol for the clinical trial(s) planned herein titled (RESUS: Restore Effective SUrvival in Shock: A pivotal, randomized, controlled, and open-labeled trial of the hemoglobin based oxygen carrier (HBOC), bovine polymerized hemoglobin (Hemopure), for the pre-hospital resuscitation of patients with severe hemorrhagic shock)
•	in accordance with the U.S. Federal Technology Transfer Act, desires to make this expertise and technology available for use in the public and private sectors.
BIOPURE has:
•	the knowhow and capability to manufacture hemoglobin based oxygen carriers, specifically HBOC-201 (Hemopure)
•	expertise in the use of HBOCs including the the design and execution of twenty two (22) clinical trials over ten (10) years specifically investigating the use of HBOCs developed by BIOPURE.
•	the sponsorship and oversight of over 200 laboratory studies to investigate the pharmacology, physiology and toxicology of HBOCs
•	preclinical data in the use of HBOCs in resuscitation from hemorrhagic shock
•	the interest, capabilities, and technical expertise to transition for public use the results of Naval research and development.

BACKGROUND:
HEMORRHAGIC SHOCK: Hemorrhage accounts for the preponderance of potentially salvageable combat casualty mortalities and is a large contributor to deaths in civilians where there is a long pre-hospital time frame. It is thus paramount to maximize resuscitative techniques that address these injuries. The current standard of care in the field or pre-hospital setting relies on hemostasis, fluid resuscitation, and evacuation. Although blood transfusion may be lifesaving, the capability is costly and sometimes unavailable. A safe and efficacious oxygen carrying resuscitative fluid that can augment microcirculatory flow and increase tissue oxygenation is urgently needed to decrease potentially avoidable fatalities. Hemoglobin based oxygen carriers (HBOCs) are chemically modified hemoglobin solutions that may be room temperature stable with a long shelf life, may be free of communicable pathogens, and have no ABO/Rh or other blood antigens. Due to their high oxygen and CO2 carrying capability, oxygen delivery and tissue oxygenation significantly increase. Smaller volumes of fluid may be required with these products. Research suggests that HBOCs are likely to improve cardiovascular parameters and tissue perfusion, reverse anaerobic metabolism, and decrease morbidity and mortality. Hemoglobin substitutes are potentially ideal resuscitative fluids for hemorrhagic shock casualties.
HEMOPURE: Hemopure® is the tradmark for an ultrapure, bovine-derived, polymerized hemoglobin solution with a hemoglobin concentration of 13 g/dL and an osmotic pressure similar to whole blood. The source of bovine hemoglobin is controlled herds with known origins and medical histories. Hemopure on-loads and off-loads oxygen and appears safe in animal and human studies. Hemopure has been utilized in 22 clinical trials, including a Phase III trial in patients undergoing orthopedic surgery that included stabilized trauma patients, and the results of some of the other clinical trials of Hemopure have been published in peer-reviewed journals.
NOW THEREFORE, the Collaborators agree as follows.
Article 1. DEFINITIONS
          As used in this Agreement, the following terms shall have the meanings defined below, which are equally applicable to both the singular and plural forms of nouns or any tense of verbs.
     1.1 “Agreement” means this Cooperative Research and Development Agreement (CRADA) with its Appendices.
     1.2 “Classified Information” means all Data classified in accordance with the national security laws of the United States.
     1.3 “Collaborator” means the Navy participant or the Non-Navy participant represented and bound by the signatories of this Agreement.
     1.4 “Controlled Unclassified Information (CUI)” means Government Data, Information, or materials provided to or resulting from this Agreement that may be export controlled, sensitive, for official use only, or otherwise protected by law, executive order, or regulation.
     1.5 “Cooperative Work” means the tasks performed under this Agreement as described in the Statement of Work (Appendix A).
     1.6 “Data” means recorded information of any kind regardless of the form or method of the recording, including computer software.

     1.7 “Effective Date” means the date of the last signature of the Collaborators executing this Agreement.
     1.8 “Exclusive License” means the grant by the owner of Intellectual Property or the exclusive right to make, use, or sell a patented invention.
     1.9 “Government” means the Government of the United States of America.
     1.10 “Government Purpose Rights” means the right of the Government to use, duplicate, or disclose Data, in whole or in part, and in any manner, for Government purposes only, and to have or permit others to do so for Government purposes only. Government Purpose Rights includes competitive procurement, but does not include the right to have or permit others to use Data for commercial purposes.
     1.11 “HBOC” means hemoglobin based oxygen carrier.
     1.12 “Information” means all Data, Intellectual Property, and commercial and financial information. (Chapter 5 Subsection II of Title 5 USC)
     1.13 “Intellectual Property” means the property of ideas, examples of which include, but are not limited to, patents, trademarks, copyrights, and trade secrets.
     1.14 “Invention” means any invention or discovery that is or may be patentable or otherwise protected under Title 35, United States Code, or any novel variety of plant that is or may be patentable under the Plant Variety Protection Act. [15 USC 3703(9)]
     1.15 “Invention Disclosure” means the document identifying and describing to organizational management the Making of an Invention.
     1.16 “Made” when used in conjunction with any Invention means the conception or first actual reduction to practice of such Invention. [15 USC 3703(10)]
     1.17 “Militarily Critical Technologies (MCT)” means those technologies identified in the Militarily Critical Technologies List and under the Export Administration Act of 1979, as amended.
     1.18 “Non-Subject Data” means any Data that are not Subject Data.
     1.19 “Non-Subject Invention” means any Invention that is not a Subject Invention.
     1.20 “Patent Application” means an application for patent protection for an Invention with any domestic or foreign patent-issuing authority.
     1.21 “Principal Investigator (PI)” means that person having the responsibility for the performance of the Cooperative Work on behalf of a Collaborator.
     1.22 “Proprietary Information” means information that embodies trade secrets developed at private expense or business, commercial, or financial information that is privileged or confidential provided that such information:

is not known or available from other sources without obligations concerning its confidentiality;
has not been made available by the owners to others without obligation concerning its confidentiality;
is not already available to the Government without obligation concerning its confidentiality; and
has not been developed independently by persons who have had no access to the information. (FAR/DFARS Definition)
     1.23 “Restricted Access Information” means Subject Data generated by NMRC that would be Proprietary Information if the Information had been obtained from a non-Federal Collaborator participating in a CRADA (15 USC 3710a). Under 15 USC 3710a(c)(7)(B), the Collaborators mutually may agree to provide appropriate protection to Subject Data generated by NMRC (Restricted Access Information) against public dissemination or release under the Freedom of Information Act (FOIA) for a period of up to five (5) years after development of the Information.
     1.24 “Subject Data” means that Data first recorded in the performance of the Cooperative Work.
     1.25 “Subject Invention” means any Invention Made in the performance of the Cooperative Work.
     1.26 “Tangible Property” means personal or real property that can be physically touched or held.
     1.27 “Unlimited Rights” means the right to use, modify, reproduce, release, disclose, perform, or display Data or computer programs in whole or in part, in any manner and for any purpose whatsoever, and to have or permit others to do so.
Article 2. OBJECTIVES
     To test the hypothesis that for selected pre-hospital hemorrhagic shock patients, the use of Hemopure in the resuscitation, stabilization and management of these patients will provide an appropriate medical treatment with measurable benefit. To utilize a randomized and controlled trial in multiple civilian shock trauma centers to test the safety and efficacy of HBOC and compare it with “usual care” for the pre-hospital resuscitation of patients with hemorrhagic shock. Upon successful completion and confirmation of test hypothesis, the clinical trial is expected to: (1) transform resuscitative technology; (2) lead to FDA approval for pre-hospital use; (3) following regulatory approval, be applicable to trauma care in Tactical Casualty Combat Care and the En Route Care System, naval vessels, NASA, and civilian trauma; and (4) lead to procurement and deployment of Hemopure. It is understood that neither party represents to the other that these objectives can be met.

Article 3. RESPONSIBILITIES
          The Collaborators shall provide personnel, facilities, and equipment necessary for, and shall perform, the Cooperative Work.
     3.1 NMRC Personnel and Facilities
          The Cooperative Work done by NMRC will be performed under the program guidance of Daniel Freilich, CDR, MC, USNR, PI, NMRC Code 032, who has the responsibility for the scientific and technical conduct of the Cooperative Work performed within the facilities of NMRC or done on behalf of NMRC by third parties in support of this Agreement.
          BIOPURE personnel who perform Cooperative Work at NMRC facilities will be supervised by the BIOPURE PI.
     3.2 BIOPURE Personnel and Facilities
          The Cooperative Work done by BIOPURE will be performed under the program guidance of L. Bruce Pearce, Ph.D. who has the responsibility for the scientific and technical conduct of the Cooperative Work performed within the facilities of BIOPURE or done on behalf of BIOPURE by third parties in support of this Agreement.
          NMRC personnel who perform Cooperative Work at BIOPURE facilities will be supervised by the NMRC PI.
     3.3 Security Regulations and Directives
          Each Collaborator will abide by the safety and security regulations and directives of the host facility in which the Cooperative Work is being performed.
Article 4. REPRESENTATIONS AND WARRANTIES
     4.1 NMRC’s Representations and Warranties
          NMRC hereby warrants and represents to BIOPURE as follows:
          4.1.1 NMRC is a Federal laboratory of the U.S. Department of the Navy (Navy) as defined by 15 USC 3710a(d)(2)(A) and Department of Defense Instruction 5535.8, dated May 14, 1999.
          4.1.2 The performance of the activities specified by this Agreement is consistent with the Office of Naval Research’s Future Naval Capability for “low volume resuscitation fluids that inhibit shock”, and “oxygen-carrying blood substitutes (artificial blood)” and technology transfer missions of NMRC (15 USC 3710a).
          4.1.3 The Department of the Navy official executing this Agreement for NMRC has the requisite power and authority to enter into this Agreement and to bind NMRC to perform according to the terms of this Agreement.

     4.2 BIOPURE’s Representations and Warranties
          BIOPURE hereby warrants and represents to NMRC as follows:
          4.2.1 BIOPURE is not directly or indirectly controlled by a foreign company or government [Executive Order 12591, Section 4 (a)]. BIOPURE, as of the Effective Date of this Agreement, is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.
          4.2.2 The official executing this Agreement for BIOPURE has the requisite power and authority to enter into this Agreement and to bind BIOPURE to perform according to the terms of this Agreement.
          4.2.3 The Board of Directors and stockholders of BIOPURE have taken all actions required by law, its Certificate of Incorporation, its bylaws or otherwise, to authorize the execution and delivery of this Agreement.
          4.2.4 The execution and delivery of this Agreement does not contravene any material provision of, or constitute a material default under, any agreement binding on BIOPURE. Furthermore, the execution and delivery of this Agreement does not contravene any material provision of, or constitute a material default under, any valid order of any court, or any regulatory agency or other body having authority to which BIOPURE is subject.
          4.2.5 BIOPURE is not presently subject to debarment or suspension by any agency of the Government. Should BIOPURE be debarred or suspended during the term of this Agreement or thereafter, BIOPURE will notify NMRC within thirty (30) days of receipt of a final notice. NMRC may then elect to terminate this Agreement and any licenses and options granted under this Agreement.
          4.2.6 BIOPURE is a small business as defined in 15 USC 632 and implementing regulations (13 CFR 121.101 et seq.) of the Administrator of the Small Business Administration.
     4.3 Joint Representations
          The Collaborators make the following representations.
          4.3.1 There is no express or implied warranty as to any research, Invention, or product, whether tangible or intangible. In particular, the Collaborators make no express or implied warranty as to the merchantability or fitness for a particular purpose of any research, Invention, or product, whether tangible or intangible. Likewise, the Collaborators make no express or implied warranty as to any Cooperative Work, Subject Invention, Subject Data, or other product resulting from the Cooperative Work. The Preamble to this Agreement does not constitute or contain representations or warranties by any Collaborator.
          4.3.2 The use and dissemination of Information and materials exchanged under this Agreement will be in accordance with all U.S. laws and regulations, including those pertaining to national security and export control. Nothing in this Agreement shall be construed as a license to export Information or to permit any disclosure in violation of law, regulation, or Department of Defense policy. The exporting Collaborator is responsible for obtaining any export licenses that may be required by U.S. Federal law.

Article 5. FUNDING
     5.1 Payment Schedule
          The ability to carry out the tasks listed in the Statement of Work (Appendix A) is dependent on the availability of funds. BIOPURE and NMRC agree to pay for the cooperative work in accordance with the payment schedule below. The schedule below is an initial estimate of program costs. Collaborators understand that the costs of the clinical trial (as defined in Appendix A) may be altered by requirements set forth by the FDA and factors that will become clearly evident only after reviewing data obtained in the course of the trial. In this regard both parties understand the estimates of cost set forth on the date of this Agreement are subject to and likely to change. Accordingly, both parties agree to assist each other to identify and secure additional funding from other sources (e.g. private investment, institutional grants and awards, and government funding/awards, etc.) to complete the clinical trial and final report.
Each Collaborator will fund the trial in the amounts and at the approximate times listed in the table below.

	Year 1 FY03	Year 2 FY04	Year 3 FY05	Year 4 FY 06	Total
Biopure	$643,125	$3,756,875	$3,756,875	$596,000	$8,752,875

NMRC	$700,000	$1,500,000	$1,500,000	$300,000	$4,000,000
Neither collaborator will charge against its obligations set forth in the table above any costs for the time of its own personnel. All amounts shall be applied to payments to third parties and out of pocket expenditures such as travel and other necessary disbursements. The Collaborators will cooperate to ensure that quarterly expenditures are made in the approximate ratios as the commitments set forth in the table above. For example, NMRC plans to contract with and pay two full-time clinical research coordinators and two part time associate investigators (trauma specialists) to participate in the trial, including training, and medical monitoring. Consequent BIOPURE will concurrently fund such other expenses as will cause the Collaborators expenditures to be in the prescribed ratio.
     5.2 Accounting Records
     NMRC and BIOPURE will share accounting records for the Collaborative Work on a quarterly basis.
Article 6. REPORTS AND PUBLICATIONS
     6.1 Interim Reports
The Collaborators shall regularly share with each other written Data relating to the Cooperative Work.

     6.2 Final Reports
          The Collaborators shall complete their final report of the results of the clinical trial within four (4) months of the completion, termination, or expiration of this Agreement that includes the results of the clinical trial and a list of all Subject Inventions Made.
     6.3 Agreement to Confer Prior to Publication or Public Disclosure
          The Collaborators agree to confer and consult prior to any publication or public disclosure of Subject Data to ensure that no Proprietary Information, Restricted Access Information, Government Classified Information, CUI, or MCT Information is released and that patent rights are not compromised. Prior to any such publication or public disclosure of Subject Data, each Collaborator shall be offered a period not less than thirty (30) days and not to exceed sixty (60) days, unless otherwise mutually agreed in writing by the Collaborators, to review any proposed abstract, publication, presentation, or other document for public disclosure that contains Subject Data. For the purposes of this Article, the term “disclosure” shall include, but not be limited to, submission of any manuscript for peer review prior to publication. It is the responsibility of the Collaborator intending to make public disclosure of Subject Data to notify the other Collaborator of such intent.
          If a Collaborator objects to a proposed public disclosure, that Collaborator must so notify the other Collaborator within thirty (30) days of the date of notice of intent to disclose publicly. If no objection is received by the Collaborator intending to make public disclosure, concurrence is assumed. If a Collaborator objects on the grounds that patent rights may be compromised, a Patent Application must be filed by the responsible Collaborator (as defined in 7.4.4 below) within ninety (90) days of the date of notification of intent to make public disclosure, or by another date mutually agreed to by the Collaborators. If a Collaborator objects to the release of Information on the grounds that the Information is Proprietary Information, Restricted Access Information, or Information whose dissemination is restricted by U.S. securities laws or regulations, the disclosure shall be postponed until the Information no longer meets the definitions of Proprietary Information, Restricted Access Information, or is no longer covered by U.S. securities laws or regulations.
     6.4 Classified Information
          Any presentation that includes Subject Data that are Classified Information or otherwise restricted Data must have prior review and approval by NMRC pursuant to the pertinent securities laws, regulations, and directives.
Article 7. INTELLECTUAL PROPERTY
     7.1 Data
          7.1.1 General Provisions Applying to All Data
                    7.1.1.1 Ownership
                         Each Collaborator shall have title to all Data generated by that Collaborator. All clinical trial Data will be deemed to have been generated by BIOPURE.

                    7.1.1.2 No Implied License
                         Unless otherwise specifically provided, the Collaborators agree that the exchange of Data of any kind does not confer a license to any Invention claimed in any patent or Patent Application or to the subject matter of any copyright, trademark/service mark, or other form of Intellectual Property protection.
                    7.1.1.3 Marking of Data
                         7.1.1.3.1 Data Provided With Less Than Unlimited Rights
                              Each Collaborator shall mark all Data that it provides with less than Unlimited Rights with a marking that clearly identifies the limited rights.
                         7.1.1.3.2 Data That are Proprietary Information or Restricted Access Information
                              BIOPURE shall place a proper proprietary marking on each medium used for recording Data that BIOPURE delivers to NMRC under this Agreement that BIOPURE asserts is Proprietary Information. BIOPURE shall request in writing if it wishes Subject Data generated by NMRC to be marked as Restricted Access Information. The Collaborators together shall confer to determine if such marking is appropriate, with reference to the Definitions of Article 1. If the Collaborators mutually agree to the marking then:
                              (a) For Non-Subject Data that are Proprietary Information, the marking shall read:
“PROPRIETARY INFORMATION OF BIOPURE–NMRC MAY USE ONLY FOR PURPOSE OF CRADA NUMBER “NCRADA-NMRC -03-1497”;
                              (b) For Subject Data that are Proprietary Information, the marking shall read:
“PROPRIETARY INFORMATION OF BIOPURE–GOVERNMENT HAS GOVERNMENT PURPOSE RIGHTS UNDER CRADA NUMBER “NCRADA-NMRC-03-1497”;
                              (c) For Data that are Restricted Access Information, the marking shall read:
“RESTRICTED ACCESS INFORMATION – PROTECT IN ACCORDANCE WITH CRADA NUMBER “NCRADA-NMRC-03-1497” UNTIL [INSERT DATE: NOT TO EXCEED FIVE (5) YEARS FROM THE GENERATION OF A RESTRICTED ACCESS INFORMATION DOCUMENT]”.
                         7.1.1.3.3 Data That are Subject to 35 USC 205
                              NMRC shall mark Data it provides under this Agreement that disclose one or more Inventions in which the Government owns or may own a right, title or interest, and that are subject to confidentiality under 35 USC 205. Such Data shall be marked:
“NMRC DATA PROTECTED FROM RELEASE OR DISCLOSURE UNDER 35 USC 205.”

                         7.1.1.3.4 Data That are Classified Information, CUI, MCT, or Otherwise Restricted
                              Each Collaborator shall mark all Data that are Classified Information, CUI, MCT, or otherwise restricted by U.S. security or export control laws or regulations that it provides under this Agreement.
                    7.1.1.4 Protection of Data
                         Except for the rights granted in Article 7.1.2.2, Data shall be protected in accordance with the proper markings of its owner and as provided by, at a minimum, the requirements of 15 USC 3710a. Proprietary Information will be protected only if it is properly marked as such. Information provided in intangible form that is Proprietary Information must be designated Proprietary Information at the time it is delivered, followed within fifteen (15) days by a writing summarizing the exact Information to be protected. The Collaborator receiving Information in an intangible form that is designated as Proprietary Information shall be responsible for protecting the Information as Proprietary Information during the fifteen (15) day notification period. After the fifteen (15) day period, if no written summary has been received, the receiving Collaborator need not continue to protect the Information received in intangible form.
                         Restricted Access Information shall be protected from public dissemination for up to five (5) years, as mutually agreed.
                         Classified Information, CUI, MCT, or otherwise restricted Information shall be protected in accordance with the security laws of the United States.
                    7.1.1.5 Release of Data Under the Freedom of Information Act
                         Data in the possession of NMRC that are not marked CUI, Proprietary Information of BIOPURE or Restricted Access Information must be released by NMRC where such release is required pursuant to a request under the Freedom of Information Act (FOIA) (5 USC 552). NMRC shall protect Data that are properly marked CUI, Proprietary Information of BIOPURE or Restricted Access Information from release under the FOIA for as long as the marked Data meet the definition of CUI, Proprietary Information or Restricted Access Information. Prior to release of any such Data, NMRC shall promptly notify BIOPURE of any request for Data of BIOPURE regardless of whether the requested Data are marked Proprietary Information.
               7.1.2 Subject Data
                    7.1.2.1 Delivery of Requested Subject Data
                         Each Collaborator shall have the right to review and receive delivery of all Subject Data generated by the other Collaborator. Requested Subject Data shall be delivered to the requesting Collaborator within fifteen (15) days of the request.
                    7.1.2.2 Rights in Subject Data
                         Except as represented in Article 4.3.2, the Collaborators shall have Unlimited Rights in all Subject Data that are not Proprietary Information or Restricted

Access Information. Notwithstanding 15 USC 3710a, BIOPURE grants Government Purpose Rights in any Subject Data furnished by BIOPURE to NMRC under this Agreement that are properly marked as Proprietary Information. The Government has Government Purpose Rights in Subject Data that are Restricted Access Information.
          7.1.3 Rights in Non-Subject Data
               The Collaborators shall have Unlimited Rights in any Non-Subject Data delivered under this Agreement that are not Proprietary Information.
               NMRC has a limited right to use, reproduce, and disclose only to Government employees for use in support of the Cooperative Work any Non-Subject Data that are properly marked as Proprietary Information and are provided by BIOPURE under this Agreement. Such Proprietary Information can be used only for the purpose of performing the Cooperative Work unless consent to other use or disclosure is obtained from BIOPURE in writing.
               BIOPURE shall have a limited right to use, reproduce, or disclose Non-Subject Data that may describe one or more Inventions in which the Government owns or may own a right, title or interest, if such Non-Subject Data are provided by NMRC under this Agreement. In accordance with 35 USC 205, such Non-Subject Data are to be held in confidence. Such Non-Subject Data shall be properly marked by NMRC and the limited rights of BIOPURE shall be defined by a separate non-disclosure agreement.
     7.2 Copyrights
          7.2.1 Copyright by BIOPURE
               BIOPURE may copyright works of authorship prepared pursuant to this Agreement if eligible for copyright protection under Title 17 USC.
          7.2.2 Copyright License to the Government
               BIOPURE grants to the Government a nonexclusive, irrevocable, paid-up license in copyrighted works of authorship, including software (17 USC 106) prepared pursuant to this Agreement for any purpose, consistent with the rights in Data described in Article 7.1.
          7.2.3 Copyright Statement
               BIOPURE shall include the following statement on any text, drawing, mask work or other work of authorship, that may be copyrighted under 17 USC, that is created in the performance of this Agreement:
“The U.S. Government has a copyright license in this work pursuant to a Cooperative Research and Development Agreement with Navy Medical Research Center.”
     7.3 Trademarks and Service Marks
          7.3.1 Ownership of Trademarks and Service Marks

               The Collaborator first establishing a trademark or service mark for goods or services with which the mark is used shall be considered the owner of the mark.
          7.3.2 Obligation of Employees to Report Trademarks and Service Marks
               Employees of both Collaborators shall report the adoption of a trademark or service mark associated with the Cooperative Work to their employer within thirty (30) days of the first use of the mark. Use includes internal use of any product or service of the Cooperative Work.
          7.3.3 Obligation of Collaborators to Notify Each Other
               Each Collaborator shall notify the other Collaborator within thirty (30) days of their employee’s report of the first use of a trademark or service mark.
          7.3.4 Responsibility for Filing an Application for Trademark or Service Mark
               The Collaborator owning a trademark or service mark shall establish the use of the mark in intra- and interstate commerce and shall be responsible for filing all applications for trademark or service mark registration as appropriate.
          7.3.5 License to Use Trademark or Service Mark
               The Collaborator owning the trademark or service mark as defined in Article 7.3.1, shall grant a paid-up, irrevocable, nonexclusive license to the other Collaborator for use of the trademark or service mark on the goods or services for which the mark is intended to be used.
     7.4 Subject Inventions
               7.4.1.1 Obligation to Report Subject Inventions
               7.4.1.2 Collaborators’ Instructions to Employees
                    Each Collaborator shall instruct its employees to submit an Invention Disclosure to that Collaborator for all innovations, solutions to technical problems, or unique increases to the general body of knowledge resulting from the Cooperative Work. For the purposes of this Article, these innovations, solutions, and increases to knowledge shall be deemed Inventions.
               7.4.1.2 Timely Invention Disclosure by Inventors
                    Within ninety (90) days of Making an Invention resulting from the Cooperative Work, unless a shorter time period is required by circumstances, the inventor(s) shall submit an Invention Disclosure to their employer.
                    In the case of an Invention Made jointly by inventors from both Collaborators, the inventors shall submit an Invention Disclosure with their respective employer.
               7.4.1.3 Obligation to Provide Invention Disclosures to the Other Collaborator

                    Each Collaborator shall provide the other Collaborator with a copy of each Invention Disclosure reporting a Subject Invention within sixty (60) days of receiving the Invention Disclosure from its inventor(s).
          7.4.2 Determination of Subject Inventions
               The Collaborators shall review each Invention Disclosure resulting from the Cooperative Work and shall confer and consult to determine whether an Invention Disclosure represents a Subject Invention.
          7.4.3 Title to and Ownership of Subject Inventions
               Each Collaborator shall be entitled to own the Subject Inventions of its employees. Each Collaborator shall cooperate with the other Collaborator to obtain inventor signatures on Patent Applications, assignments or other documents required to secure Intellectual Property protection. For any Invention Made jointly by employees of the Collaborators, each Collaborator shall have ownership of the Subject Invention in the form of an undivided interest.
          7.4.4 Filing of Patent Applications
               7.4.4.1 Filing of Patent Applications on Solely Made Inventions
                    Each Collaborator has primary responsibility for filing Patent Applications on the Subject Inventions of its employee(s).
                    Notwithstanding such primary responsibility, by mutual agreement, the Collaborators may identify which Collaborator shall file a Patent Application on any Subject Invention.
               7.4.4.2 Filing of Patent Applications on Jointly Made Inventions
                    In the case of an Invention jointly Made by employees of both Collaborators, the Collaborators shall confer and agree as to which Collaborator will file any Patent Application. Officers of the non-filing Collaborator shall cooperate with the filing Collaborator to obtain signatures on documents that are needed to file a Patent Application.
               7.4.4.3 Preserving Intellectual Property Rights
                    The Collaborator responsible for filing of a Patent Application on any Subject Invention shall file such Patent Application at least sixty (60) days prior to any bar date or one year from the date the Invention Disclosure was received, whichever comes first. If no Patent Application is filed within the specified time period, the other Collaborator may assume control of filing the Patent Application and take title to the Subject Invention on ten (10) days written notification. The Collaborator that relinquished the responsibility to file shall retain a nonexclusive, irrevocable, paid-up license to practice the Subject Invention or have the Subject Invention practiced throughout the world by or on its behalf.
               7.4.4.4. Filing Deadlines
                    The Collaborator responsible for filing any Patent Application for a Subject Invention shall notify the other Collaborator of all filing deadlines for prosecution of any Patent Application and maintenance of any patents on the Subject Invention. Notwithstanding the primary responsibility defined in Article 7.4.4.1, sixty (60) days prior to any filing deadline, the Collaborators shall confer to determine if the filing Collaborator intends to respond to the filing deadline. The non-filing Collaborator will be permitted to take action if the filing Collaborator declines.
               7.4.4.5 Copies and Inspection
                    7.4.4.5.1 Copies of Prosecution Papers
                         Each Collaborator filing a Patent Application on a Subject Invention shall provide the other Collaborator with a copy of any communication relating to prosecution of said Patent Application within thirty (30) days of receipt of such communication.
                    7.4.4.5.2 Access to Patent Application File and Right to Make Copies
                         Upon written request, the filing Collaborator shall give the other Collaborator an Associate Power of Attorney, with authorization to access the Patent Application, make copies, and, in the event the filing Collaborator fails or declines to take action, do all that is necessary to secure Intellectual Property protection for the Subject Invention.
               7.4.4.6 Rights of Inventors if the Collaborators Decline to File a Patent Application
                    In the event both Collaborators decline to file a Patent Application on a Subject Invention, the Government will renounce its entitlement and leave its rights to the inventor(s) who may retain ownership of the Invention, subject to the retention by each Collaborator of a nonexclusive, irrevocable, paid-up license to practice the Subject Invention or have the Invention practiced throughout the world by or on its behalf.
                    In the event both Collaborators decline to file a Patent Application on a Subject Invention, BIOPURE may, at its sole discretion, renounce its entitlement and leave its rights to the inventor(s) who may retain ownership of the Invention, subject to the retention by each Collaborator of a nonexclusive, irrevocable, paid-up license to practice the Subject Invention or have the Invention practiced throughout the world by or on its behalf.
          7.4.5 Nonexclusive License to Subject Inventions
               7.4.5.1 Nonexclusive License Grant
                    Each Collaborator grants to the other Collaborator a nonexclusive, irrevocable, paid-up license to practice a Subject Invention Made by employees of the granting Collaborator or have the Subject Invention practiced throughout the world by or on behalf of the other Collaborator. No nonexclusive license granted under this Agreement shall permit licensee to grant sublicenses.

               7.4.5.2 Confirmatory Nonexclusive License Agreement
                    Each Collaborator has the obligation to provide a Confirmatory License Agreement (Appendix B) to the other Collaborator for each nonexclusive license within ninety (90) days of the date of filing.
          7.4.6 Option for Exclusive License to Subject Inventions
               NMRC gives BIOPURE the option of acquiring an Exclusive License for a pre-negotiated field of use in the Government’s rights in any Subject Invention Made in whole or in part by a NMRC employee. The license shall be for reasonable consideration. In order to exercise this option, BIOPURE must notify NMRC in writing within one hundred and eighty (180) days of the filing of a Patent Application. Unless another time period is mutually agreed upon between the Collaborators, BIOPURE must execute an Exclusive License to the Subject Invention within one hundred and eighty (180) days of election to exercise the option, or the Invention shall be made available for licensing by the public in accordance with 37 CFR Part 404.
               Any Exclusive License granted by the Government in a Subject Invention is subject to the statutorily required reservation by the Government of a nonexclusive, irrevocable, paid-up license to practice the Subject Invention or have that Subject Invention practiced throughout the world by or on behalf of the Government (15 USC 3710a).
          7.4.7 Limitation on Assignment of Licenses Granted Under This Agreement
               No license granted under this Agreement shall be assigned, licensed or otherwise disposed of except to the successor in interest of that part of BIOPURE‘s business to which such license pertains.
          7.4.8 Termination of License Granted and Cancellation of Exclusive License Option to Subject Inventions
               7.4.8.1 Exclusive Licenses and Exclusive License Option
                    NMRC may terminate any Exclusive License or cancel any option for an Exclusive License to a Subject Invention granted under this Agreement in the event that:
                    (a) BIOPURE is in default for failure to make payment as agreed in Article 5; or
                    (b) The Agreement is terminated unilaterally by BIOPURE; or
                    (c) BIOPURE fails to perform according to the Statement of Work (Appendix A); or
                    (d) BIOPURE becomes a foreign owned, controlled, or influenced (FOCI) organization that does not qualify under the requirements of Executive Order 12591, Section 4(a).

               7.4.8.2 Nonexclusive Licenses
                    NMRC shall terminate any nonexclusive license to a Subject Invention granted under this Agreement if BIOPURE becomes a FOCI organization that does not qualify under the requirements of Executive Order 12591, Section 4(a).
     7.5 Non-Subject Inventions
          7.5.1 Ownership of Non-Subject Inventions
              Each Collaborator owns its Non-Subject Inventions.
          7.5.2 Rights Under Other Agreements
               Nothing in this Agreement is intended to change the rights in Intellectual Property acquired by the Collaborators in any other contract or agreement between BIOPURE and the Government.
          7.5.3 No License to Non-Subject Inventions
               This Agreement does not grant any Collaborator a license, express or implied, to any Non-Subject Invention.
     7.6 Research License
          Each Collaborator shall allow the other Collaborator to practice any of its Non-Subject Inventions for the purpose of performing the Cooperative Work.
          No license, express or implied, for commercial application(s) is granted to either Collaborator in Non-Subject Inventions by performing the Cooperative Work.
Article 8. TANGIBLE PROPERTY
     8.1 Title to Preexisting Tangible Property
          Each Collaborator shall retain title to all Tangible Property to which it had title prior to the Effective Date of this Agreement.
     8.2 Tangible Property Purchased by Collaborators to Perform the Cooperative Work
          Each Collaborator shall retain title to all Tangible Property that it purchases during the period of this Agreement. BIOPURE shall not take title to any Government Tangible Property under this Agreement. Collaborator consumables to be used in the Cooperative Work of this Agreement are the property of the purchasing Collaborator until consumed.
     8.3 Title to Developed Tangible Property
          All Tangible Property developed under this Agreement with all components purchased by one Collaborator shall be the property of that Collaborator. Tangible Property having any component purchased by NMRC shall be the property of the Government, unless such Tangible Property can reasonably be separated without damage to the other individual components. After this Agreement is completed, expired, or terminated, if separation of components can be made without damage, the Collaborators may, by mutual agreement, separate the Tangible Property into its components and the separated components shall remain the property of the Collaborator that purchased them.
     8.4 Tangible Property Operational and Disposition Costs
          During the period of and upon completion, expiration, or termination of this Agreement, each Collaborator shall be responsible for all costs of maintenance, removal, storage, repair, disposal, and shipping of all Tangible Property to which it has title.
     8.5 Disposal of Tangible Property
          Disposal of Tangible Property shall be in accordance with applicable U.S. Federal, State, and local property disposal laws, environmental laws, and regulations.
Article 9. LIABILITY
     9.1 Extent of Government Liability
          The Government shall be solely liable for the negligent or wrongful acts of its officers and employees to the extent provided for in the Federal Tort Claims Act (28 USC 2671 et. seq.) and in other applicable laws and regulations of the United States that specifically waive sovereign immunity. Nothing in this Agreement shall be construed as a waiver of the sovereign immunity of the United States.
     9.2 Extent of BIOPURE Liability
          BIOPURE is solely responsible for its actions and the actions of those acting for BIOPURE in the performance of this Agreement and for any damages that may arise from any suit, action, or claim, and for any costs from or incidental to any suit, action, or claim, including but not limited to settlement and defense costs. Further, BIOPURE agrees that in any suit, action or claim brought by anyone not a party to this Agreement based on actions of BIOPURE, BIOPURE shall not pursue any actions to enter the Government as a party in such suit, action or claim unless the Government has some liability under the Federal Tort Claims Act.
     9.3 Force Majeure
          No Collaborator shall be liable for the consequences of any force majeure that (1) is beyond its reasonable control; (2) is not caused by the fault or negligence of such Collaborator; (3) causes such Collaborator to be unable to perform its obligations under this Agreement; and (4) cannot be overcome by the exercise of due diligence. In the event of the occurrence of a force majeure, the Collaborator unable to perform shall promptly notify the other Collaborator. The Collaborators shall suspend performance only for such period of time as is necessary to overcome the result(s) of the force majeure and shall use their best efforts to resume performance as quickly as possible.

Article 10. GENERAL PROVISIONS
     10.1 Characteristics of the Agreement
          10.1.1 Entire Agreement
               This Agreement constitutes the entire agreement between the Collaborators concerning the Cooperative Work and supersedes any prior understanding or written or oral agreement relative to the Cooperative Work.
          10.1.2 Severability
               The illegality or invalidity of any Article of this Agreement shall not impair, affect, or invalidate any other Article of this Agreement.
          10.1.3 Interpretation of Headings
               Headings of the Articles of this Agreement are for convenience of reference only and do not form a part of this Agreement and shall in no way affect the interpretation thereof.
     10.2 Agreements Between Collaborators
          10.2.1 Governing Laws
               United States Federal Laws shall govern this Agreement for all purposes.
          10.2.2 Independent Parties/Entities
               The relationship of the Collaborators to this Agreement is that of independent parties and not as agents of each other, partners, or participants in a joint venture. Each Collaborator shall maintain sole and exclusive control over its personnel and operations.
          10.2.3 Assignment/Subcontracting
               Third parties will enter into agreements/contracts, as agreed upon by BIOPURE and NMRC.
               BIOPURE and NMRC may contract with third parties to facilitate regulatory approval, to perform these required trials, and to enhance the effectiveness with which we deal with the complex issues attendant to performing the clinical trial under the exception to informed consent for emergency research. NMRC may contract with The Henry Jackson Foundation for the Advancement of Military Medicine (HMJ) for clinical trials staffing as described in Section 5.1. NMRC has been involved in discussions with the Society for the Advancement of Blood Management (SABM) to identify appropriate mechanisms for establishment of the independent data monitoring committee (DMC) required to provide an ongoing critical and unbiased evaluation of the progress of the trial and mechanisms that will ensure the ethics of clinical trial design. SABM has recommended the use of expert ethicists regarding the waiver of informed consent (e.g., a Clinical Research Ethical Organization

(CREO)). SABM has also provided consultation to NMRC on the establishment of a HBOC trial advisory board. BIOPURE and NMRC will examine the potential use of these organizations in:
♦ Coordination and maintenance of the HBOC trial advisory board.

♦ Coordination and facilitation of the DMC.

♦ Consultation with expert ethicists.
               The Collaborators agree to negotiate in good faith with the US Air Force pertaining to participation in the activities under this cooperative Agreement on terms that both Collaborators agree upon.
               10.2.3.1 Third Parties
               Neither Collaborator may allow third parties to perform any part of the Cooperative Work under this Agreement without the express written consent of the other Collaborator. If consent is obtained, the Collaborator requesting such consent shall remain fully responsible for supervision of the portion of the Cooperative Work to be accomplished under a third-party agreement, and the third party will not be a Collaborator of this Agreement. Any third-party agreement to perform a portion of the Cooperative Work shall contain terms consistent with this Agreement, including the terms set forth in Appendix C.
               10.2.3.2 Nontransfer
               This Agreement shall not be assigned or otherwise transferred by either Collaborator without the prior written consent of the other Collaborator, except to the successor of that part of BIOPURE‘s business to which this Agreement pertains.
               10.2.3.3 Foreign Interference
                    If BIOPURE or its successor or assignee is a U.S. company, and becomes, during the term of this Agreement or thereafter, directly or indirectly owned, controlled, or influenced by a foreign company or government (FOCI), then BIOPURE or its successor or assignee shall promptly notify NMRC to that effect.
          10.2.4 Disputes
               10.2.4.1 Settlement and Resolution
                    NMRC and BIOPURE agree to use reasonable efforts to reach a fair settlement of any dispute through their respective Principal Investigators. If a dispute continues, the remaining issues may be submitted to the Chief of Naval Research (CNR), or the CNR designee and the CEO of BIOPURE, for resolution within 14 days.
                    NMRC and BIOPURE agree to consult an independent outside organization/institution identified jointly within six weeks of signing this Agreement to be used in the event of the occurrence of a dispute that cannot be resolved between NMRC and BIOPURE without outside assistance. This outside entity will be instructed to and will mediate settlement/ resolution of any dispute within 45 days.
                    This Agreement does not prevent any Collaborator from pursuing disputes in a U.S. Federal court of competent jurisdiction. No Collaborator will pursue litigation in a U.S. Federal court until after the mediator settles the dispute, or until sixty (60) days after the dispute was first submitted to the mediator, whichever comes first.
               10.2.4.2 Continuation of Cooperative Work
                    If payments or installment payments are to be made as stated under Article 5, NMRC will not start or continue cooperative work until payments or installment payments are received.
          10.2.5 Waivers
               None of the provisions of this Agreement shall be considered waived by either Collaborator unless such waiver is given in writing to the other Collaborator, signed, in the case of NMRC, by the executing official of this Agreement or the official’s successor having the authority to bind the Collaborator making the waiver and in the case of BIOPURE by an authorized officer of BIOPURE. The failure of either Collaborator to insist upon strict performance of any of the terms and conditions herein, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any right of either Collaborator under this Agreement.
          10.2.6 Use of Name or Endorsements
               Except as provided for in Article 7.2.3, BIOPURE shall not use the name of NMRC or any other Government entity on any product or service that is directly or indirectly related to either this Agreement or any patent license or assignment associated with this Agreement without the prior approval of NMRC. By entering into this Agreement, NMRC does not directly or indirectly endorse any product or service provided, or to be provided, by BIOPURE, its successors, assignees, or licensees. BIOPURE shall not in any way imply that the Department of the Navy endorses any such product or service.
     10.3 Environment, Safety, and Health
          Each Collaborator shall be responsible for the handling, control, and disposition of any and all hazardous substances or waste in its custody during the course of this Agreement. At the conclusion of this Agreement, each Collaborator shall be responsible for the handling, control, and disposition of any and all hazardous substances or waste still in its possession. Each Collaborator shall obtain at its own expense all necessary permits and licenses as required by U.S. Federal, State, and local law and shall conduct such handling, control, and disposition in a lawful and environmentally responsible manner. Each Collaborator is responsible for all required environmental, safety, and health compliance, notice, and monitoring related to its facility in accordance with U.S. Federal, State, and local law and regulations. Collaborators shall abide by the environmental, safety, and health directives of the host facility in which the Cooperative Work is being performed, and any U.S. Federal, State, or local laws and regulations pertaining to environment, safety, and health that are applicable to the host facility.
     10.4 Public Release of This Agreement
          This Agreement, without funding information (Article 5) and Appendices, may be released to the public. The Collaborators may be required by law (e.g. Securities and Exchange Commission requirements) to disclose certain details regarding their respective contributions or commitments under this Agreement.

Article 11. MODIFICATIONS AND NOTICES
          11.1 Amendments
               No amendment or modification to this Agreement shall be effective until a written amendment is signed by, in the case of the NMRC, the executing official of this Agreement or his successor and in the case of BIOPURE , an authorized officer.
          11.2 Termination
               11.2.1 Termination by Mutual Consent
               The Collaborators may elect to terminate this Agreement at any time by mutual consent. Such termination shall not be effective until a written termination agreement is signed by, in the case of the NMRC, the executing official of this Agreement or his successor and in the case of BIOPURE, an authorized officer.
               11.2.2 Unilateral Termination
                    A Collaborator may unilaterally terminate this entire Agreement at any time by giving the other Collaborator written notice signed by the executing official of this Agreement or his/her successor, not less than thirty (30) days prior to the desired termination date. If BIOPURE unilaterally terminates this Agreement, any option for an Exclusive License to a Subject Invention and any Exclusive License to a Subject Invention granted by or pursuant to this Agreement shall simultaneously be terminated.
          11.3 Notices
               All notices pertaining to or required by Articles of this Agreement, except those pertaining solely to the prosecution of any patent, trademark, or service mark, shall be in writing and shall be signed by an authorized representative of the Technology Transfer Office for NMRC or of BIOPURE, and all such notices shall be delivered by hand, sent by courier with proper registration, or sent by certified mail, return receipt requested, with postage prepaid, addressed as follows:
If to NMRC:
Office of Technology Transfer
Building 503 Robert Grant Avenue
Silver Spring, MD 20910-7500
If to BIOPURE:
Biopure Corporation
11 Hurley Street
Cambridge MA 02141
Attn: L. Bruce Pearce, Ph.D.

               A Collaborator shall notify the other Collaborator of a change of address or change of Principal Investigator in the manner set forth above.
               Notices pertaining solely to the prosecution of any patent, trademark, or service mark related to this Agreement shall be in writing and shall be signed by and sent to the Collaborator’s legal counsel for Intellectual Property. Legal counsel for Intellectual Property for each Collaborator shall send a copy of any such notice to the Technology Transfer Office for NMRC. If either Collaborator fails to identify such counsel upon request, then such notices shall be sent to the points of contact specified above.
Article 12. SURVIVING PROVISIONS
          The Articles covering Definitions, Representations and Warranties, Funding, Reports and Publications, Intellectual Property, Tangible Property, Liability, General Provisions, Modifications and Notices, and Surviving Provisions shall survive the completion, termination, or expiration of this Agreement.
Article 13. DURATION
          This Agreement expires on the fourth anniversary of its Effective Date, unless otherwise extended in writing according to the provisions of Article 11.

Article 14. SIGNATURES
For BIOPURE CORPORATION:
I, the undersigned, am duly authorized to bind BIOPURE CORPORATION to this Agreement and do so by affixing my signature hereto.
Entered into this 4th day of March, 2003

By:	/s/ Thomas A. Moore

Name:	THOMAS A. MOORE
Title:	President and CEO
Biopure Corporation
11 Hurley Street
Cambridge, MA 02141
For the Department of the Navy:
I, the undersigned, by 15 USC 3710a and Navy regulations, am duly authorized to bind the U.S. Navy to this Agreement and do so by affixing my signature hereto.
Entered into this 4th day of March, 2003

By:	/s/ Richard B. Oberst

Name:	RICHARD B. OBERST
CAPT, MSC, USN
Title:	Commanding Officer
Naval Medical Research Center
503 Robert Grant Ave.
Silver Spring, MD 20910-7500

APPENDIX A
STATEMENT OF WORK
BETWEEN
NMRC
AND
BIOPURE
NMRC and BIOPURE wish to perform a pivotal clinical trial per a protocol to be agreed upon to test Hemopure in the pre-hospital trauma setting.
NMRC wishes to further acquire and establish the expertise to design and provide appropriate oversight and management of future clinical trials in other areas of interest to the US Navy.
BIOPURE wishes to ensure compliance with GCPs and proper oversight and management of the clinical trial.
To achieve these goals, the collaborators agree that they will share day-to-day primary responsibility for the management and oversight of the program proposed herein. To ensure overlap and transparency of activities CDR Freilich and Dr. Pearce will brief each other regarding activities on a weekly basis or as needed to achieve the goals stated above. The collaborators will institute such measures such as electronic data capture and appropriate information technology communications to provide simultaneous and equivalent access to information where practical and as needed to achieve the goals stated above.
NMRC and BIOPURE will work jointly on the following tasks:
•	Serve as co-lead sponsoring institutions in the clinical trial.

•	Prepare case report forms (CRFs).

•	Provide the clinical trial protocol development, organization, and implementation.

•	Select trauma centers to participate in the trial.

•	Facilitate and confirm trauma center IRB approval.

•	Establish a programmatic template for community consultation and community Disclosure. (Re: Waiver of Informed Consent).

•	Facilitate and provide oversight of standardized programs for community consultation and community disclosure at trauma centers.

•	Train and educate trauma centers and EMS personnel involved in the trial.

•	Select a data management program with input from SABM.

•	Report data results at scientific/medical meetings.

•	Publish data and results in peer reviewed journals.

•	Enter into multi-party CRADAs with the US Air Force and individual trauma centers participating in the trial, if appropriate.

•	The Collaborators will assist each other to identify and secure funding from other sources (e.g. private investment, institutional grants and awards, and government funding/awards, etc.) if necessary to complete the clinical trial.

Page i

•	Will establish lead clinical project points of contact for clinical trials; data management, sites management; regulatory requirements; laboratory requirements; statistical analysis; and clinical study reports.
However, the Collaborators have agreed that certain activities or functions should be the primary responsibility of either NMRC or BIOPURE as indicated below:
NMRC will be responsible for the following tasks:
•	Secure higher military authority and NMRC IRB approval.

•	Facilitate NMRC IRB continuing review throughout the trial.

•	Develop Memorandum of Understanding (MOU) with US Air Force regarding participation in this Agreement (BIOPURE/NMRC) subject to BIOPURE approval of the terms.
BIOPURE will be responsible for the following tasks:
•	Have lead responsibility for communication with the FDA consistent with requirements.

•	Report SAEs to the FDA as per applicable regulatory guidelines.

•	Develop agreement with SABM and/or CREO as contemplated in Article 10.2.3 subject to NMRC approval of terms.

•	Produce GMP material and provide continuous supply of HBOC for use in the clinical trial.

•	Serve as primary evaluator of laboratory assays and methods utilized on patient samples obtained in the course of the trial.

•	Establish and maintain a central communication system (e.g. extranet) for dissemination of program activities between BIOPURE and NMRC.

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APPENDIX B
CONFIRMATORY LICENSE
          AGREEMENT
1. APPLICATION FOR (Title of Invention)
2. INVENTOR(S) AND AFFILIATION
3. PATENT APPLICATION SERIAL NO.
4. PATENT APPLICATION FILING DATE
5. NAVY ACTIVITY (Name, address, point of contact)
6. NON-NAVY ACTIVITY (Name, address, point of contact)
7. CRADA AGREEMENT NO.
8. DATE OF THIS AGREEMENT
9. The Invention identified above is a “Subject Invention” under Article 7 Intellectual Property included with the CRADA identified in Box 7 between the Department of the Navy and Non-Navy Activity identified in Box 6.
This document is confirmatory of the nonexclusive, irrevocable, paid-up license to practice the identified Subject Invention or have that Subject Invention practiced throughout the world by or on behalf of the receiving party, and of all other rights acquired by the receiving party by the referenced clause.
This license is granted to
                     the Government
                                                                                                    (Select one)
                     Non-Navy Activity identified in Box 6
under this CRADA in the identified Invention, Patent Application and any resulting patent.
The licensee is hereby granted an irrevocable power to inspect and make copies of the above-identified Patent Application.

ACTIVITY NAME OF LICENSOR

SIGNATURE

NAME (Typed or Printed)

TITLE

BUSINESS TELEPHONE

Page iii

APPENDIX C
As provided in paragraph 10.2.3.1 of NCRADA-NMRC — 03 — 1497, the undersigned, which proposes to enter into an agreement to perform administrative or technical services on NMRC‘s and/or BIOPURE‘s behalf, as part of the Cooperative Work listed in Appendix A of the CRADA, agrees as follows: NMRC and/or BIOPURE, as the case may be, shall be responsible for the supervision of the portion of the Cooperative Work to be accomplished by the undersigned. In no event shall the undersigned be or be deemed to be a Collaborator of the CRADA. Nevertheless, the undersigned agrees to perform the Cooperative Work for which it is engaged in accordance with the terms of the CRADA, a copy of which has been furnished to the undersigned.
The undersigned has read the CRADA and agrees that in the event that any Subject Invention is made by an employee of the undersigned while performing tasks contemplated by the CRADA, NMRC and BIOPURE will have an exclusive (even as to the undersigned), irrevocable, paid-up license to practice the Subject Invention
For BIOPURE:
I, the undersigned, am duly authorized to bind BIOPURE to this Agreement and do so by affixing my signature hereto.
Entered into this 4th day of March, 2003.

By:	/s/ Thomas A. Moore

Name:	Thomas A. Moore
Title:	President/CEO
For NMRC:
I am duly authorized to bind NMRC to this Agreement and do so by affixing my signature hereto.
Entered into this 4th day of March, 2003.

By:	/s/ Richard B. Oberst

Name:	Richard B. Oberst
Title:	Commanding Officer

Page iv

For NMRC:
I, the undersigned, am duly authorized to bind the U.S. Navy to this Agreement and do so by affixing my signature hereto.
Entered into this                      day of                                          2003.

By:

Name:
Title:

Page v

AMENDMENT #1 OF
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
BETWEEN
NMRC
AND
BIOPURE
The NMRC and BIOPURE agree to amend the Cooperative Research and Development Agreement (CRADA) entitled “Restore Effective Survival in Shock (RESUS),” NCRADA Number NMRC-03-1497 by amending the CRADA to reflect that NMRC instead of BIOPURE will assume the lead responsibility for communications with the FDA and to protect FDA communications with NMRC, which communications may embody BIOPURE Information.
NMRC and Biopure agree to amend Article 7.1.1.4 to read in its entirety as follows:
               7.1.1.4 Protection of Data
                    Except for the rights granted in Article 7.1.2.2, Data shall be protected in accordance with the proper markings of its owner and as provided by, at a minimum, the requirements of 15 USC 3710a. Proprietary Information will be protected only if it is properly marked as such. Information provided in intangible form that is Proprietary Information must be designated Proprietary Information at the time it is delivered, followed within fifteen (15) days by a writing summarizing the exact Information to be protected. The Collaborator receiving Information in an intangible form that is designated as Proprietary Information shall be responsible for protecting the Information as Proprietary Information during the fifteen (15) day notification period. After the fifteen (15) day period, if no written summary has been received, the receiving Collaborator need not continue to protect the Information received in intangible form. Notwithstanding the above provision, (a) all BIOPURE Information embodied in FDA communications to NMRC shall be protected as Proprietary Information or Restricted Access Information regardless of whether such information is properly marked as such and (b) all Biopure Information embodied in FDA communications to NMRC that is Information in intangible form shall constitute Proprietary Information to which the requirements of the third and fourth sentences of this Section 7.1.1.4 shall not apply.
                    Restricted Access Information shall be protected from public dissemination for up to five (5) years, as mutually agreed.
                    Classified Information, CUI, MCT, or otherwise restricted Information shall be protected in accordance with the security laws of the United States.
2. NMRC and Biopure agree to amend Article 7.1.1.5 to read as follows:
               7.1.1.5 Release of Data Under the Freedom of Information Act
                    Data in the possession of NMRC that are not marked CUI, Proprietary Information of BIOPURE or Restricted Access Information must be released by NMRC where such release is required pursuant to a request under the Freedom of Information Act (FOIA) (5 USC 552). NMRC shall protect Data that are properly marked CUI, Proprietary Information of BIOPURE or Restricted Access Information from release under the FOIA for as

1

long as the marked Data meet the definition of CUI, Proprietary Information or Restricted Access Information. Prior to release of any such Data, NMRC shall promptly notify BIOPURE of any request for Data of BIOPURE regardless of whether the requested Data are marked Proprietary Information. Notwithstanding the above provision, all BIOPURE Information embodied in FDA communications to NMRC pursuant to the Agreement shall be protected as Proprietary Information or Restricted Access Information as long as said information meets the definition of Proprietary Information or Restricted Access Information, regardless of whether such information is properly marked as such.
3. NMRC and BIOPURE agree to amend Appendix A as follows:
     NMRC will be responsible for the following tasks:
— Secure higher military authority and NMRC IRB approval.

— Facilitate NMRC IRB continuing review throughout the trial.

— Develop Memorandum of Understanding (MOU) with US Air Force regarding participation in this —

— Agreement (BIOPURE/NMRC) subject to BIOPURE approval of the terms.

— Have lead responsibility for communications with the FDA consistent with requirements.(e.g. IND submission, SAE reporting.
     BIOPURE will be responsible for the following tasks:
— Develop agreement with SABM and/or CREO as contemplated in Article 10.2.3 subject to NMRC approval of terms.

— Produce GMP material and provide continuous supply of HBOC for use in the clinical trial.

— Serve as primary evaluator of laboratory assays and methods utilized on patient samples obtained in the course of the trial.

— Establish and maintain a central communication system (e.g. extranet) for dissemination of program activities between BIOPURE and NMRC.
4. All other terms and conditions of the Agreement remain in effect.
For BIOPURE :
I, the undersigned, am duly authorized to bind BIOPURE to the Amendment(s) of this Agreement and do so by affixing my signature hereto.
Entered into this 4th day of March, 2004

By:	/s/ Francis H. Murphy

Name:	Francis H. Murphy
Title:	Chief Executive Officer

2

For the Department of the Navy:
I, the undersigned, by 15 U.S. Code 3710(a) and Navy regulations, am duly authorized to bind the U.S. Navy to this Agreement and do so by affixing my signature hereto.
Entered into this 4th day of March, 2004

By:	/s/ Richard B. Oberst

Name:	RICHARD B. OBERST
CAPT, MSC, USN
Title:	Commanding Officer

Navy Organization:	Naval Medical Research Center
503 Robert Grant Avenue
Silver Spring, MD 20910-7500

3

AMENDMENT #2 OF
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
BETWEEN
NMRC
AND
BIOPURE
The NMRC and BIOPURE agree to amend the Cooperative Research and Development Agreement (CRADA) entitled “Restore Effective Survival in Shock (RESUS), CRADA Number NMRC-03-1497 to reflect that NMRC vice BIOPURE will assume the lead responsibility for communication with the FDA, to amend Article 5 of the CRADA and to redefine the Statement of Work as indicated in Appendix A.
     1. NMRC and Biopure agree to amend Article 5 to read as follows:
Article 5 FUNDING
Due to the redistribution of responsibilities that occurred as a result of NMRC submitting the IND for this project, there will not be a need for a collaborative payment schedule. Article 5 is replaced with the following information:
Each Collaborator will fund its own efforts. NMRC will secure funding for the conduct of this project and Biopure will provide the product. Both parties understand that the ability to carry out the tasks listed in the Statement of Work (Appendix A) is dependent on the availability of funds and sufficient product. Collaborators understand that the work of the clinical trial (as defined in Appendix A) may be altered by requirements set forth by the FDA and factors that will become clearly evident only after reviewing data obtained in the course of the trial. Accordingly, both parties agree to assist each other to identify and secure additional funding from other sources (e.g. private investment, institutional grants and awards, and government funding/awards, etc.) to complete the clinical trial and final report. It is understood that Biopure has requested that any 2005 Congressional funds awarded for Hemopure development, and may request that any subsequent Congressional funds awarded for Hemopure development, be allocated to NMRC.
2.	NMRC and BIOPURE agree to amend Appendix A as attached.

3.	All other terms and conditions of the Agreement remain in effect.

For BIOPURE:
I, the undersigned, am duly authorized to bind BIOPURE to the Amendment(s) of this Agreement and do so by affixing my signature hereto.
Entered into this 20th day of August, 2004

By:	/s/ Barry L. Scott

Name:	Barry L. Scott
Title:	Vice President, Business Development
For the Department of the Navy:
I, the undersigned, by 15 U.S. Code 3710(a) and Navy regulations, am duly authorized to bind the U.S. Navy to this Agreement and do so by affixing my signature hereto.
Entered into this 17th day of August, 2004

By:	/s/ Richard B. Oberst

Name:	RICHARD B. OBERST
CAPT, MSC, USN
Title:	Commanding Officer

Navy Organization:	Naval Medical Research Center
503 Robert Grant Avenue
Silver Spring, MD 20910-7500

APPENDIX A
Amendment to the Statement of Work
Between
NMRC
AND
BIOPURE
1. NMRC and BIOPURE will no longer be responsible for the tasks mentioned in Appendix A of the original CRADA dated March 4, 2003, due to the redistribution of tasks related to submission of the IND to the FDA. All Congressional funds for 2005 and thereafter awarded for Hemopure and allocated to NMRC shall be applied to the budget agreed upon by the parties for the tasks in this Appendix A. Since NMRC will now be submitting the IND to the FDA, the following redistribution of tasks will be in effect:
2. Biopure-primary product manufacturer: Biopure will provide the FDA authorization to cross-reference pertinent INDs, BLAs and any other necessary documents in review of NMRC submissions regarding HBOC-201. Biopure will also authorize disclosure of information from FDA to NMRC as necessary to discuss the contents of these documents. Biopure will be solely responsible for HBOC-201 manufacture, and delivery HBOC-201 to trauma centers, and for providing the sponsor (NMRC) with all necessary Certificates of Analysis (C of A) for supplied HBOC-201 lots. Biopure will provide assistance in a supporting role for development of the protocol, educational modules, and the EIC process, trauma center selection, Stage I continuation/stopping decisions, and with data preparation for Efficacy and Safety Reviews (ESRs) and programmatic reviews. Biopure will collaborate with NMRC and other investigators for scientific presentation and manuscript preparation and publication. Biopure will be responsible for implementing, evaluating and validating the laboratory interference challenge to ensure accurate laboratory data reporting for individual hospitals.
3. NMRC-sponsor and primary research organization: NMRC, as sponsor, will submit and hold the IND, will be responsible for negotiating protocol requirements with FDA as needed, and, will be responsible for all obligations of the IND sponsor as set forth in 21 CFR Part 312, including but not limited to study regulatory reporting and appropriate correspondence with the FDA including SAE reporting. NMRC investigators will be responsible for preparing the protocol; securing NMRC IRB, BUMED and other DoD approvals; submitting SAE and periodic reports to the NRMC IRB; and educating trauma center and EMS teams on protocol implementation; the EIC/CCD process (in collaboration with the trauma centers’ IRBs and investigators); and optimal treatment of HBOC-treated patients. NMRC will provide for data management; study monitoring; and preparation of data for DMC ESRs and program “accrual” reviews. Collaboratively, NMRC, and study investigators will be responsible for reporting data results at scientific/medical meetings and preparing manuscripts for publication in peer reviewed journals. NMRC will be responsible for recruitment of level I trauma centers and respective trauma center investigators, execution of Cooperative Agreements or other subcontracts, and assurance of trauma center IRB approvals. NMRC investigators, in collaboration with trauma center investigators, will be responsible for reporting the overall results of the trial, including demographic characteristics of the population studied, to the respective trauma center communities in a mechanism as determined by the trauma centers’ IRBs.
4.	In addition, the following specific tasks are identified:
4.1	NMRC will be responsible for the following tasks:
•	Final signature authority and decision making responsibility in regards to this clinical trial, trial design, IND strategies, timelines, budgets and any other pertinent details.

•	Secure higher military authority and NMRC IRB approval.

•	Facilitate NMRC IRB continuing review throughout the trial.

•	Lead responsibility for communication with the FDA consistent with requirements.

•	Comply with all IND sponsor obligations set forth in 21 CFR Part 312, and sponsor obligation in other countries where the trial might be held, including but not limited to, report SAEs to the FDA and investigators.

•	Develop agreement with SABM and/or CREO as contemplated in Article 10.2.3 subject to NMRC approval of terms.

•	Report data results at scientific/medical meetings and publish data results in peer-reviewed journals.

•	Establish and maintain a central communication system (e.g. extranet) for dissemination of program activities between BIOPURE and NMRC.
4.2	BIOPURE will be responsible for the following tasks:
•	Produce GMP material and provide continuous supply of HBOC for use in the clinical trial. HBOC-201 units will be equipped with a minimum/maximum temperature-sensing device.

•	Serve as primary evaluator of laboratory assays and methods utilized on patient samples obtained in the course of the trial.

•	Cooperate and proactively support the IND preparation and maintenance by preparing, submitting, and providing authority to cross reference all chemistry, manufacturing, and controls (CMC) information, providing to NMRC Cs of A and any information in Biopure’s possession, including pharmacology, and toxicology content, and as available, updated previous and ongoing human clinical trial experience data necessary in updating the Investigational Brochure (IB).

•	Update NMRC and provide written summary with significant changes in characterization or pharmacology/toxicology information with potential safety effects as soon as possible, as well as a written annual report with other changes.

•	Share all prior regulatory documents (IND’s, BLA submissions) as needed.

•	Submit a letter to the FDA allowing access, cross- referencing, and /or sharing of all information necessary to complete the FDA processes for this trial. Such subjects are as follows; all preclinical and clinical efficacy, safety, and CMC data, IND cross-referencing, BLA application information, and any other regulatory documents deemed necessary.

•	Maintain and provide documentation of appropriate insurance to cover medical care costs (acute and long-term) related to injuries from administration of HBOC-201-or study-specific procedures.
5. NMRC will consult with Biopure prior to knowingly taking any action that may materially adversely impair Biopure’s ability to obtain regulatory approvals for use of Hemopure other than for use in the resuscitation, stabilization and management of pre-hospital hemorrhagic shock patients (the “Indication”). NMRC agrees to make reasonable efforts to reach agreement with Biopure regarding disclosures that may potentially affect Biopure’s regulatory approval of Hemopure for use other than the Indication consistent with the NMRC and Biopure’s ethical, legal and regulatory reporting requirements to the FDA. NMRC and Biopure agree to consult each other regarding possible safety issues, including findings of preclinical studies, not previously identified when Hemopure is administered for the Indications or otherwise. NMRC and Biopure agree to make reasonable efforts to reach agreement regarding addressing any such safety issues consistent with all applicable ethical, legal and regulatory requirements. NMRC shall keep Biopure informed of all progress by NMRC pursuant to this Appendix A and shall concomitantly send reports to Biopure at Efficacy and Safety Review (ESR) timepoints which will include a summary of pertinent data obtained. Biopure shall have the right to have one representative present in all material meetings and telephone conferences concerning regulatory approval of Hemopure between representatives of NMRC and governmental authority. NMRC shall undertake to provide Biopure with information reasonably in advance of any such meeting sufficient to ensure that the Biopure representative is adequately informed about the issues to be presented at such meeting or conference. NMRC shall provide Biopure, upon its request, with a copy of any correspondence with a government authority relating to regulatory approval of Hemopure for the Indication.

AMENDMENT #3 OF
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT
BETWEEN
NMRC
AND
BIOPURE
The NMRC and BIOPURE agree to amend the Cooperative Research and Development Agreement (CRADA) entitled “Restore Effective Survival in Shock (RESUS), CRADA Number NMRC-03-1497 to reflect that NMRC vice BIOPURE will assume procuring GMP material and providing continuous supply of HBOC for use in the clinical trial.
1.	NMRC and Biopure agree to amend the attached Statement of Work to read as follows:
     (see attached SOW)
2.	NMRC and Biopure agree to amend Article 5 to read as follows:
5.1.1 After-Market funding: In order to fund continued after-market follow-up studies, NMRC shall receive funding in the amount of two percent (2%) of Net Sales of all HBOC-201 Product(s) for the indication of prehospital resuscitation in traumatic hemorrhagic shock. This fee is to be paid without regard to Article 7, which if Biopure decides to exercise its option rights in Article 7.1, may result in the additional obligation of Biopure to pay a royalty to NMRC for NMRC’s grant of a license to Subject Inventions.
5.1.2 A global limit of $4,924,550 will apply to the combination of the: (a) 2% fee described in revised Article 5.1.1; (b) the ten percent (10%) discount described in revised Article 10.5.2; and (c) the loss (but not any lost profit) on sales pursuant to Article 10.5.1. Fees and discounts will be contingent upon completion of the RESUS trial (i.e., meeting any of the stopping criteria outlined in the RESUS protocol).

3. NMRC and Biopure agree to amend Article 10 to read as follows:
10.5 Special Terms and Conditions
10.5.1: Defense contingencies: Consistent with Federal Procurement Policies and Procedures, in the event that the U.S. military has an identified need to receive the Study Drug (i) for use for special operations and/or (ii) for use by military personnel in emergency situations in which military personnel are tasked to operate within remote combat environments with high risk of life-threatening exposures, and upon written request of NMRC, Biopure will make a good faith effort (consistent with realistic production/distribution capacity) to provide sufficient doses of HBOC-201 for contingency resuscitation requirements for the treatment of hemorrhagic shock casualties (where blood transfusion is not available) for a military unit(s) of at least ten thousand (10,000) personnel (i.e., 1,500 units of HBOC-201). Biopure shall provide HBOC-201 for defense contingencies at Biopure’s cost (i.e., estimated total manufacturing, regulatory, administrative, and distribution costs at the time of the written NMRC request not to exceed $650/unit). Notwithstanding the foregoing, in no event shall this CRADA be construed to obligate NMRC or Biopure to do anything in violation of applicable laws, rules or regulations.
10.5.2: Sales to the U.S. Government. Consistent with Federal Procurement Policies and Procedures, in consideration of the contributions of NMRC as set forth in the SOW, and for other good and valuable consideration, Biopure agrees that the U.S. Government, directly or through its agents, will receive products that consist of or incorporate the Study Drug at the lesser of (i) a ten percent (10%) discount from Biopure’s then-current U.S. list price for such product at the time of the sale; or (ii) the price that is no higher than the lowest price offered or made available by Biopure to any other unaffiliated customer of Biopure in the United States. If, at any time, Biopure offers to sell or sells to any customer that is not an Affiliate of Biopure any such products at prices more favorable than those available to the U.S.

Government then, provided such customer has not made in the same time frame (a) a greater volume purchase or (b) a greater volume purchase commitment than the purchases and volume purchase commitment made by the U.S. Government, Biopure shall promptly offer such more favorable price to the U.S. Government on a going-forward basis.
4. NMRC and BioPure agre to amend the Statement of Work as follows:
APPENDIX A
Amendment to the Statement of Work
Between
NMRC
AND
BIOPURE
NMRC and BIOPURE will no longer be responsible for the tasks mentioned in Appendix A of the original CRADA dated March 4, 2003, due to the redistribution of tasks related to submission of the IND to the FDA. All Congressional funds for 2005 and thereafter awarded for Hemopure and allocated to NMRC shall be applied to the budget agreed upon by the parties for the tasks in this Appendix A. Since NMRC will now be submitting the IND to the FDA, the following redistribution of tasks will be in effect:
Biopure Corporation: Biopure will provide the FDA authorization to cross-reference pertinent INDs, BLAs and any other necessary documents in review of NMRC submissions regarding HBOC-201. Biopure will also authorize disclosure of information from FDA to NMRC as necessary to discuss the contents of these documents. Biopure will provide assistance in a supporting role for development of the protocol, educational modules, and the EIC process, trauma center selection, Stage I continuation/stopping decisions, and with data preparation for Efficacy and Safety Reviews (ESRs) and programmatic reviews. Biopure will collaborate with NMRC and other investigators for scientific presentation and manuscript preparation and publication.
NMRC-sponsor and primary research organization: NMRC, as sponsor, will submit and hold the IND, will be responsible for negotiating protocol requirements with FDA as needed, and, will be responsible for all obligations of the IND sponsor as set forth in 21 CFR Part 312, including but not limited to study regulatory reporting and appropriate correspondence with the FDA including SAE reporting. NMRC investigators will be responsible for preparing the protocol; securing NMRC IRB, BUMED and other DoD approvals; submitting SAE and periodic reports to the NRMC IRB; and educating trauma center and EMS teams on protocol implementation; the EIC/CCD process (in collaboration with the trauma centers’ IRBs and investigators); and optimal treatment of

HBOC-treated patients. NMRC will provide for data management; study monitoring; and preparation of data for DMC ESRs and program “accrual” reviews. Collaboratively, NMRC, and study investigators will be responsible for reporting data results at scientific/medical meetings and preparing manuscripts for publication in peer reviewed journals. NMRC will be responsible for recruitment of level I trauma centers and respective trauma center investigators, execution of Cooperative Agreements or other subcontracts, and assurance of trauma center IRB approvals. NMRC investigators, in collaboration with trauma center investigators, will be responsible for reporting the overall results of the trial, including demographic characteristics of the population studied, to the respective trauma center communities in a mechanism as determined by the trauma centers’ IRBs.
In addition, the following specific tasks are identified:
NMRC will be responsible for the following tasks:
•	Provide sufficient GMP material (HBOC-201) for the duration of the clinical trial.

•	Final signature authority and decision making responsibility in regards to this clinical trial, trial design, IND strategies, timelines, budgets and any other pertinent details.

•	Secure higher military authority and NMRC IRB approval.

•	Facilitate NMRC IRB continuing review throughout the trial.

•	Lead responsibility for communication with the FDA consistent with requirements.

•	Comply with all IND sponsor obligations set forth in 21 CFR Part 312, and sponsor obligation in other countries where the trial might be held, including but not limited to, report SAEs to the FDA and investigators.

•	Develop agreement with SABM and/or CREO as contemplated in Article 10.2.3 subject to NMRC approval of terms.

•	Report data results at scientific/medical meetings and publish data results in peer-reviewed journals.

•	Establish and maintain a central communication system (e.g. extranet) for dissemination of program activities between BIOPURE and NMRC.
BIOPURE will be responsible for the following tasks:
•	Cooperate and proactively support the IND preparation and maintenance by preparing, submitting, and providing authority to cross reference all chemistry, manufacturing, and controls (CMC) information, providing to NMRC Cs of A and any information in Biopure’s possession, including pharmacology, and toxicology content, and as available, updated previous and ongoing human clinical trial experience data necessary in updating the Investigational Brochure (IB).

•	Update NMRC and provide written summary with significant changes in characterization or pharmacology/toxicology information with potential safety effects as soon as possible, as well as a written annual report with other changes.

•	Share all prior regulatory documents (IND’s, BLA submissions) as needed.

•	Submit a letter to the FDA allowing access, cross- referencing, and /or sharing of all information necessary to complete the FDA processes for this trial. Such subjects are as follows; all preclinical and clinical efficacy, safety, and CMC data, IND cross-referencing, BLA application information, and any other regulatory documents deemed necessary.

•	Maintain and provide documentation of appropriate product liability insurance to cover medical care costs (acute and long-term) related to injuries from administration of HBOC-201-or study-specific procedures, and continuing such product liability insurance and/or tail coverage for 5 years after completion of RESUS trial enrollment.
NMRC will consult with Biopure prior to knowingly taking any action that may materially adversely impair Biopure’s ability to obtain regulatory approvals for use of Hemopure other than for use in the resuscitation, stabilization and management of pre-hospital hemorrhagic shock patients (the “Indication”). NMRC agrees to make reasonable efforts to reach agreement with Biopure regarding disclosures that may potentially affect Biopure’s regulatory approval of Hemopure for use other than the Indication consistent with the NMRC and Biopure’s ethical, legal and regulatory reporting requirements to the FDA. NMRC and Biopure agree to consult each other regarding possible safety issues, including findings of preclinical studies, not previously identified when Hemopure is administered for the Indications or otherwise. NMRC and Biopure agree to make reasonable efforts to reach agreement regarding addressing any such safety issues consistent with all applicable ethical, legal and regulatory requirements. NMRC shall keep Biopure informed of all progress by NMRC pursuant to this Appendix A and shall concomitantly send reports to Biopure at Efficacy and Safety Review (ESR) timepoints which will include a summary of pertinent data obtained. Biopure shall have the right to have one representative present in all material meetings and telephone conferences concerning regulatory approval of Hemopure between representatives of NMRC and governmental authority. NMRC shall undertake to provide Biopure with information reasonably in advance of any such meeting sufficient to ensure that the Biopure representative is adequately informed about the issues to be presented at such meeting or conference. NMRC shall provide Biopure, upon its request, with a copy of any correspondence with a government authority relating to regulatory approval of Hemopure for the Indication.
5. All other terms and conditions of the Agreement remain in effect.

For BIOPURE:
I, the undersigned, am duly authorized to bind BIOPURE to the Amendment of this Agreement and do so by affixing my signature hereto.
Entered into this 30th day of September, 2005

By:	/s/ Zafiris G. Zafirelis

Name:	Zafiris G. Zafirelis
Title:	President/CEO
For the Department of the Navy:
I, the undersigned, by 15 U.S. Code 3710(a) and Navy regulations, am duly authorized to bind the U.S. Navy to this Agreement and do so by affixing my signature hereto.
Entered into this 29th day of June, 2005

By:	/s/ Louis E Antosek

Name:	LOUIS E. ANTOSEK
CAPT, MC, USN
Title:	Commanding Officer

Navy Organization:	Naval Medical Research Center
503 Robert Grant Avenue
Silver Spring, MD 20910-7500